EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Neogen Corporation

Lansing, Michigan

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-101638 and 333-122110) of our reports dated July 30, 2014, relating to the consolidated financial statements of Neogen Corporation and Subsidiaries and the effectiveness of their internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Grand Rapids, Michigan

July 30, 2014